Asure Software Reports Positive EBITDA* Results for Fiscal Q1 2010 Ending March 31, 2010 and Reiterates Positive Outlook

AUSTIN, TX -- (Marketwire - May 12, 2010) - Asure Software, Inc. (NASDAQ: ASUR), a leading provider of workforce management software, today announced financial results for the fiscal first quarter 2010, ended March 31, 2010.

Q1 Highlights:

--  Revenue growth of 2%, excluding divested Visual Asset Manager (VAM),
    $0.1M%, over the comparable period in 2009. iEmployee grew 5% vs. the comparable period in 2009; while Netsimplicity, excluding VAM, was neutral on a year over year basis for the same period in 2009.
--  EBITDA* gain of $0.1M vs. a loss ($1.0M) in the same period in 2009
    (See "Non-GAAP Financial Measures" section below).
--  Net loss of ($0.2M), ($0.06) per share vs. a loss of ($1.4M), ($0.44)
    per share, for the same period in 2009.  The net loss is comprised of
    ($0.1M) related to Austin HQ excess lease impact and ($0.1M) related to the core business lines margin.
--  Operating Expenses reduced by 44%, or ($1.5M) compared to the same period in 2009 largely due to both headcount & rate per head efficiencies as well as other cost reductions.  One-time costs in both
    Q1 2009 and Q1 2010 were immaterial.

Asure's Chief Executive Officer, Pat Goepel, remarked: "On the heels of positive results last reporting period, we're satisfied with our performance for our fiscal first quarter. Last earnings call, we discussed an outlook of positive EBITDA and potentially breakeven results for our core business operations, excluding the negative impact of our prior Austin headquarters lease arrangement. As part of this turnaround effort, and as was recently announced, we have solved our lease problem, and have guided for strong positive results in the 2nd half of 2010 and as we move forward. Although our core business reported a slight operating loss in the first quarter, we expect improved and positive results beginning in the current second fiscal quarter, excluding one-time charges related to the lease termination. With the distraction, and P&L drain of our lease behind us, we are laser focused on improving our top line and keeping our low cost structure intact."

Dave Scoglio, Asure's Chief Financial Officer, added: "In light of the expected ($0.41) per share charge related to the termination of our lease in fiscal Q2 2010, we are expecting our core business to begin to perform to shareholder's expectations, including double digit revenue growth vs. the comparable period in 2009. We would like to confirm our operational outlook, included below, at this time, and are hopeful that shareholders will be pleased with future results as our renewed cost structure begins to bear fruit. Additionally, as net profits materialize, we expect to utilize our significant Net Operating Loss carry forwards."

Pat Goepel continued, "In addition to our focus on revenue, Asure is investing in new products and services which should add to our momentum, and ultimately drive our 20/20 plan for growth in Revenue and EBITDA. We remain optimistic that we can achieve our revenue plan including preserving a substantial proportion of our Ceridian related revenue stream. In addition, we are already launching new products and partner channels, like NetSimplicity's public calendar module, and iEmployee's newest premier payroll partner, Advantec. We've made great strides in leveraging partnerships, and continue to look for value added resellers to facilitate further penetration into existing and new markets in the near future."

2010 Outlook:

2010 OUTLOOK            Q2                  Q3                  Q4
                ------------------  ------------------  -------------------
Estimated Real
 Estate Charges ($            0.41) ($            0.01)                 n/a
                ------------------  ------------------  -------------------
 Core Software
  Business      $    0.02 - $ 0.04  $    0.05 - $ 0.10  $     0.08 - $ 0.15
                ------------------  ------------------  -------------------
Net Earnings
 Per Share      ($ 0.39) - ($ 0.37) $    0.04 - $ 0.09  $     0.08 - $ 0.15
                ==================  ==================  ===================

Conference Call Details:

Asure Software has scheduled a conference call for Wednesday, May 12, 2010 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and David Scoglio, Chief Financial Officer.

To take part, please dial 866-578-5747 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 38176622. International callers should dial 617-213-8054 and reference the same passcode, 38176622.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com.

* Non-GAAP Financial Measures: EBITDA

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See "Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)" table included in this press release for further information regarding these non-GAAP financial measures. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

  Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes,
  Depreciation, Amortization and Stock Compensation Expense (EBITDA)

Amounts in Thousands                            Q1 '10          Q1 '09
                                            --------------  --------------
Net Loss                                    $         (188) $       (1,379)
                                            --------------  --------------
  Interest                                              21              16
  Tax                                                   15              21
  Depreciation                                          71             115
  Amortization                                         194             195
  Stock Comp. Expense                                   15              14
                                            --------------  --------------
EBITDA                                      $          128  $       (1,018)
                                            --------------  --------------

About Asure Software, Inc.:

Headquartered in Austin, Texas, Asure Software, Inc. (ASUR), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, and meeting and event management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.Asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.

                           ASURE SOFTWARE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  March 31,   December 31,
                                                    2010          2009
                                                ------------  ------------
ASSETS
  Current Assets:
      Cash and equivalents                      $      1,991  $      2,263
      Accounts receivable, net of allowance for
       doubtful accounts of $58 and $34 at March
       31, 2010 and December 31, 2009,
       respectively                                    1,082         1,526
      Inventory                                           24            49
      Prepaid expenses and other current assets          213           213
                                                ------------  ------------
        Total Current Assets                           3,310         4,051

  Property and equipment, net                            590           581
  Intangible assets, net                               3,429         3,623
                                                ------------  ------------
Total Assets                                    $      7,329  $      8,255
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
      Accounts payable                          $        795  $      1,039
      Accrued compensation and benefits                   47            79
      Lease impairment and advance                       322           562
      Other accrued liabilities                          452           411
      Deferred revenue                                 1,587         1,744
                                                ------------  ------------
        Total Current Liabilities                      3,203         3,835

  Long-term deferred revenue                             125           134
  Long-term lease impairment and advance                 174           196
  Other long-term obligations                            189           212
                                                ------------  ------------
        Total Liabilities                              3,691         4,377
                                                ------------  ------------

  Stockholders' Equity:
  Preferred stock, $.01 par value; 1,500 shares
   authorized; none issued or outstanding                 --            --
  Common stock, $.01 par value; 6,500 shares
   authorized; 3,341 and 3,341 shares issued;
   3,085 and 3,128 shares outstanding at March
   31, 2010 and December 31, 2009, respectively          334           334
  Treasury stock at cost, 256 and 213 shares at
   March 31, 2010 and December 31, 2009,
   respectively                                       (5,017)       (4,907)
  Additional paid-in capital                         270,940       270,925
  Accumulated deficit                               (262,592)     (262,404)
  Accumulated other comprehensive loss                   (27)          (70)
                                                ------------  ------------
        Total Stockholders' Equity                     3,638         3,878
                                                ------------  ------------
Total Liabilities and Stockholders' Equity      $      7,329  $      8,255
                                                ============  ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ASURE SOFTWARE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share data)
                                (Unaudited)

                                                              FOR THE
                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                          2010      2009
                                                        --------  --------

Revenues                                                $  2,460  $  2,510
Cost of Sales                                               (638)     (493)
                                                        --------  --------
Gross Margin                                               1,822     2,017
                                                        --------  --------

Operating Expenses:
  Selling, general and administrative                      1,441     2,758
  Research and development                                   342       523
  Amortization of intangible assets                          149       149
                                                        --------  --------
Total Operating Expenses                                   1,932     3,430
                                                        --------  --------

Loss From Operations                                        (110)   (1,413)
                                                        --------  --------

Other Income (Expenses):
  Interest income                                              1        24
  Gain/(loss) on sale of assets                                -        30
  Foreign currency translation (loss) gain                   (43)       17
  Interest expense and other                                 (21)      (16)
                                                        --------  --------
Total Other Income (Expense)                                 (63)       55
                                                        --------  --------

Loss from operations, before tax                            (173)   (1,358)
Provision for income taxes                                   (15)      (21)
                                                        --------  --------
Net Loss                                                $   (188) $ (1,379)
                                                        ========  ========

Basic and diluted net loss per share                    $  (0.06) $  (0.44)

Shares used in computing basic and diluted net loss per
 share                                                     3,095     3,111

The accompanying notes are an integral part of these condensed consolidated financial statements.

David Scoglio
512-437-2732